Exhibit 32

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Playboy Enterprises, Inc. (the "Company") for the year-ended ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christie Hefner, as Chief Executive Officer of the Company, and Linda G. Havard, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Christie Hefner
----------------------------
Name:  Christie Hefner
Title: Chief Executive Officer
Date:  March 11, 2004


/s/ Linda G. Havard
----------------------------
Name:  Linda G. Havard
Title: Chief Financial Officer
Date:  March 11, 2004

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by ss. 906 has been provided to Playboy Enterprises, Inc. and will be retained by Playboy Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.